Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made this 1st day of May 2020, by and between PureBase Corporation, a Nevada corporation (“Buyer”), and Quove Corporation, a Colorado corporation (“Seller”).

WHEREAS, Seller desires to sell, and Buyer desires to purchase, on the terms and subject to the conditions in this Agreement, all of the Seller’s assets used in connection with operating a gold processing plant known as Gold Bar Mill (the “Business”), in exchange for the consideration set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the respective promises, representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties agree as follows:

ARTICLE I

SALE AND PURCHASE OF ASSETS

Section 1.1 Purchased Assets. Upon the terms and subject to the conditions set forth herein, and on the basis of the representations and warranties contained herein, at the Closing (as defined below), Seller shall sell, convey, transfer, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, all of the respective right, title and interest in and to all the assets of the Seller, of every kind, nature and description, personal, tangible and intangible, including without limiting the generality of the foregoing,

(i) all equipment and those other physical assets necessary or reasonable to the operation of the Business, all as identified on Schedule 1.1(i);

(ii) all licenses, franchises, grants, easements, exceptions, certificates, consents, permits, approvals, orders and other authorizations of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision (“Governmental Body”) relating to the Assets, all of which have been identified on Schedule 1.1(ii) (collectively, the “Licenses”);

(iii) all contracts, indentures, notes, bonds, leases, commitments, plans, arrangements, instruments or other agreements, in each case whether written or oral (“Contracts”) relating to the Business of the Seller to which Seller is a party or to which the business of the Seller is subject, including without limitation, warranties relating to the Assets, all of which have been identified on Schedule 1.1(iii) (the “Assigned Contracts”)]; and

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(iv) all documents and records relating to the Assets (including without limitation, all records, technical design and know-how) and copies of all accounting books, records, ledgers and electronic data processing materials (collectively, the “Records”).

The assets, properties and rights to be conveyed, sold, transferred, assigned and delivered to Buyer pursuant to this Agreement are sometimes hereinafter collectively referred to as the “Assets”.

Section 1.2 Assumed Liabilities. The Buyer shall not assume any liabilities greater than $10,000 (Ten Thousand Dollars) or obligation arising out of a breach, violation or default by the Seller under any foreign, federal, state, local law, statute, code, ordinance, rule or regulation (“Law”) or Contract (including any event occurring or fact or circumstance existing as of or prior to the Closing Date (as defined below) that, with the passage of time or the giving of notice or both, may become such a breach, violation or default).

Section 1.3 Purchase Price. As full and complete payment for the Assets, on the Closing Date the Buyer shall issue to Seller 6,200,000 (six million and two hundred thousand) shares of common stock of Buyer (the “Shares”). The Buyer shall have the right by written instructions to Buyer to direct Buyer to issue all or a portion of the Shares directly to specified affiliates or third-party assigns of Seller, provided however all Stock shall be subject to the representations, warranties and restrictions set forth herein.

ARTICLE II

CLOSING; DOCUMENTS OF CONVEYANCE

Section 2.1 Closing. Subject to the satisfaction of the conditions set forth in Articles V and VI, the purchase and sale contemplated hereby shall be consummated at a closing (referred to herein as the “Closing”) to be held at the offices of The Crone Law Group, 500 Fifth Avenue, Suite 938, New York, NY 10110 within three business days after the satisfaction or, to the extent permitted hereunder, waiver of all conditions set forth in Articles V and VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of all such conditions) (the “Closing Date”). The purchase and sale shall be deemed effective for all purposes as of the close of business on the Closing Date.

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Section 2.2 Actions to be Taken at the Closing. At the Closing, the (i) Buyer will issue the Shares to the Seller representing full payment of the purchase price for the Assets, and (ii) Seller will take the following actions and deliver the following documents to the Buyer:

(a)	Seller will deliver the Assets, including without limitation, the Records.

(b)	Seller will execute and deliver a Bill of Sale and Assignment Agreement, substantially in the form attached hereto as Exhibit A (the “Bill of Sale”).

(c)	Seller will deliver all approvals, consents, ratifications, waivers or other authorization (“Consents”) of any Person (as defined below) and any requested resolutions and incumbency certificates of the directors and officers of the Seller required to enter into this Agreement and consummate the transactions described herein and referred to in Article V.

Section 2.3 Power of Attorney. Effective upon the Closing Date, Seller hereby irrevocably constitutes and appoints the Buyer, its successors and assigns, the true and lawful attorney of the Seller with full power of substitution, in the name of the Buyer, or the name of the respective Seller, on behalf of and for the benefit of the Buyer, to collect all items being transferred, conveyed and assigned to the Buyer as provided herein, to endorse, without recourse, checks, notes and other instruments in the name of the Seller which have been transferred to the Buyer, to institute and prosecute, in the name of the Seller or otherwise, all proceedings which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets, to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as the Buyer may deem reasonably advisable. The Seller agrees that the foregoing powers are coupled with an interest and shall be irrevocable by the Seller directly or indirectly in any manner or for any reason.

Section 2.4 Purchase Price Allocation. The Shares, representing the purchase price for the Assets, shall be allocated among the Assets according to an allocation that the parties undertake to settle upon, acting reasonably, and prior to Closing a copy of which shall be attached hereto as Schedule 2.3. The Seller and the Buyer agree that in the absence of agreement, the amounts so attributed to the Assets are the respective fair market values thereof, and shall file in mutually agreeable form all elections required or desirable under the Internal Revenue Code of 1986, as amended in respect of the foregoing allocations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to the Seller as follows on the date of this Agreement and as of the Closing Date:

Section 3.1 Organization, Qualification and Corporate Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect. Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

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Section 3.2 Authority; Binding Nature of Agreement. The Buyer has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under the Agreement; the execution, delivery and performance by Buyer of the Agreement has been duly authorized by all necessary action on the part of Buyer. The Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. At the Closing, Buyer will deliver to Seller such evidence of the authorization of its execution, delivery, and performance of the Agreement as Seller may reasonably request.

Section 3.3 Non-Contravention. Neither the execution, delivery or performance of the Agreement, nor the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) the provisions of the Articles of Incorporation or Bylaws of Buyer, or (ii) any resolution adopted by the shareholders or Board of Directors of Buyer;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity (“Person”) the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (“Legal Requirement”) or any order, writ, injunction, judgment, or decree to which Buyer or any of the assets owned or used by it, is subject; or

(c) contravene, conflict with or result in a violation of, or breach of, or result in a default under, any provision of any Contract to which Buyer is a party, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract, (ii) accelerate the maturity or performance of any such Contract, or (iii) cancel, terminate or modify any such Contract.

Buyer is not and at the time of the Closing will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (ii) the consummation of any of the transactions contemplated by this Agreement, other than the filing of a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”).

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Section 3.4 The Shares. The Shares to be delivered by Buyer to Seller representing the complete purchase price for the Assets are duly authorized, fully paid and non-assessable. None of the Shares were issued or will be transferred under this Agreement in violation of any preemptive, preferential or similar rights of any Person. The delivery to Seller of the Shares pursuant to this Agreement will vest in the Seller good and valid title to the Shares, free of any security interest, pledge, mortgage, lien, charge, encumbrance, license, easement, right-of-way, cloud on title, adverse claim, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, “Encumbrances”), other than as set forth in applicable federal and state securities laws and regulations.

Section 3.5 Full Disclosure. This Agreement delivered by the Buyer to the Seller in connection with the transactions contemplated herein, does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller represents and warrants to the Buyer as follows on the date of this Agreement and as of the Closing Date:

Section 4.1 Organization, Qualification and Corporate Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Seller has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

Section 4.2 Authority; Binding Nature of Agreement. Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and the Bill of Sale (together, the “Transaction Documents”). The Transaction Documents constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms. At the Closing, Seller will deliver to Buyer such evidence of the authorization of Seller’s execution, delivery, and performance of the Transaction Documents as Buyer may reasonably request.

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Section 4.3 Non-Contravention. Neither (i) the execution, delivery or performance of this Agreement or any of the other Transaction Documents, nor (ii) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time) (a) contravene, conflict with or result in a violation of (a) the provisions of the certificate of incorporation and bylaws of Seller, or any resolution adopted by the directors and shareholders of Seller, (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Seller or the Assets is subject or (c) contravene, conflict with or result in a violation of, or breach of, or result in a default under, any provision of any Contract to which Seller is a party, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract, (ii) accelerate the maturity or performance of any such Contract or (iii) cancel, terminate or modify any such Contract. Attached are complete, true and accurate copies of the current articles of incorporation and bylaws of the Seller, and all resolutions adopted by the Board of Directors and shareholders of the Seller pertaining to this Agreement and the transactions contemplated hereby.

Seller is not and will not be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with (i) the execution, delivery or performance of any of the Transaction Documents or any of the other agreements referred to in this Agreement, or (ii) the consummation of any of the transactions contemplated by this Agreement, other than the Consent from the Board of Directors and shareholders of the Seller (the “Seller’s Consents”).

Section 4.4 Undisclosed Liabilities. Seller has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due) resulting or arising from, directly or indirectly, the Assets.

Section 4.5 The Assets. Seller has, and will have at the Closing, good, valid and marketable title to the Assets, free and clear of any Encumbrances. Other than this Agreement, Seller has not sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to the Assets or any portion thereof. The Assets are in good operating condition and repair and are suitable for the use to which they are put. The Assets constitute all of the properties and assets necessary to conduct the Business.

Section 4.6 Contracts and Agreements. Schedule 4.9 sets forth all of the Contracts to which the Seller is a party or by which it or any of the Assets are bound.

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Section 4.7 Compliance with Laws; Permits. Seller has complied and is in compliance in all material respects with all Laws applicable to it. No claims or investigations alleging any violation by the Seller of any Laws are pending or threatened. Schedule 4.10 sets forth any claims or investigations resolved or otherwise concluded within the past five (5) years alleging any violation of any Laws pertaining to the Seller or the Assets. Seller currently has all any approvals, authorizations, Consents, licenses, permits or certificates of, or registrations with, a Governmental Body required or necessary for the ownership or operation of the Assets or the conduct of the Business (collectively, “Permits”). All the Permits (i) are listed on Schedule 4.11; (ii) have been previously delivered to Buyer; and (iii) are in full force and effect. Seller has complied at all times, and is presently in compliance, in all material respects, with the terms and conditions of all Permits. No loss, non-renewal, suspension, modification or expiration of, nor any noncompliance with, any Permit is pending or threatened.

Section 4.8 Environmental Matters. Seller has been, and has conducted the Business, in compliance with all Environmental Laws and has not received any notice of any noncompliance with any Environmental Law or any liability or remedial or corrective obligation thereunder or any Legal Proceeding relating thereto. No facts, events or circumstances with respect to the past or present operations by the Seller or its affiliates would prevent continued compliance in all material respects with or give rise to any liability (contingent or otherwise) under, any Environmental Law. There is no Release or Threat of Release of any Hazardous Materials at or in the vicinity of the property where the Business was conducted or where the Assets are presently or ever where located. The Seller has not received notice of an Environmental Condition and has never Released or at any time allowed or arranged for any third party to Release, Hazardous Materials that, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state Law, has been placed on the National Priorities List or its state Law equivalent or as to which the United States Environmental Protection Agency or any relevant state agency or other Governmental Body has notified the Seller that it has proposed or is proposing to place on the National Priorities List or such state law equivalent.

“Environmental Condition” means any condition with respect to the environment, whether or not yet discovered, which could or does result in any liability to or against the Seller or the Buyer by any third party or Governmental Body.

“Environmental Law” means any Law relating to the protection of human health, safety or the environment including: (A) all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of Hazardous Materials, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, whether solid, liquid or gaseous in nature; and (B) all requirements pertaining to the protection of the health and safety of employees or the public from exposure to Hazardous Materials.

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“Hazardous Material” means any substance, material or waste: (i) that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” or “radioactive,” including, without limitation, petroleum and its by-products, including asbestos, gasoline or diesel fuel or other petroleum hydrocarbons or polychlorinated biphenyls (PCBs); (ii) the presence of which requires investigation or remediation under any Environmental Laws; or (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated under Environmental Laws.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the environment.

Section 4.9 Insurance. All insurance policies pertaining to the Assets are listed on Schedule 4.13 and are in full force and effect on the date hereof. The Seller has delivered to the Buyer true, correct and complete copies of such insurance policies. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been cancelled or not renewed within the last two (2) years and no threat has been made to cancel or not renew any insurance policy of the Seller. The Seller has delivered to the Buyer: (i) a complete insurance claims history during the three (3) years ending December 31, 2019 (including claims under former policies); and (ii) a list of all pending insurance claims (including such claims made under any former policies). None of the insurers under any such insurance policies has rejected the defense or coverage of any claim purported to be covered by such insurer or has reserved the right to reject the defense or coverage of any claim purported to be covered by such insurer.

Section 4.10 Solvency. The Seller is not insolvent and will not be rendered insolvent by the sale and transfer of the Assets as contemplated by this Agreement. As used in this section, “insolvent” means that the sum of the debts and other probable liabilities of the Seller exceeds the present fair saleable value of the other assets of the Seller. Immediately after giving effect to the Closing: (a) the Seller will be able to pay its debts as they become due in the usual course of business; (b) the Seller will not have unreasonably small capital with which to conduct its proposed business; (c) the Seller will have assets (calculated at fair market value) that exceed its liabilities; and (d) taking into account all pending and threatened litigation, no final judgments against the Seller in actions for money damages are reasonably anticipated to be rendered at a time when, or in amounts such that, the Seller will be unable to satisfy any such judgments promptly in accordance with their terms and all other obligations of the Seller.

Section 4.11 No OFAC Investigations. Neither the Seller nor any of its directors, officers, employees or agents is a Person who: (a) is currently the subject of any investigation by the Office of Foreign Assets Control, Department of Treasury (“OFAC”) or any other Governmental Body pursuant to any Laws administered by OFAC or any other Governmental Body (“Sanctions Investigation”); or (b) is directly or indirectly owned or controlled by any Person who is currently the subject of any Sanctions Investigation.

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Section 4.12 Disclosure. Neither this Agreement nor any of the Schedules or Exhibits hereto, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. No investigation or due diligence conducted by, or knowledge obtained by, the Buyer shall limit, modify or negate any of the foregoing representations and warranties.

Section 4.13 Securities Law Matters.

(a)	Seller understands that the Shares are being offered and made in reliance on one or more exemptions from the registration requirements of United States federal and state securities laws and that the Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the applicability of such exemptions and the suitability of Seller to acquire the Shares.

(b)	At no time was the Seller presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(c)	Seller is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Seller is acquiring the restricted Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part, and no other Person has a direct or indirect beneficial interest in the restricted Shares the Seller is acquiring herein. Further, the Seller does not have any Contract, undertaking or arrangement with any Person to sell, transfer or grant participations to such person or to any third person, with respect to the restricted Shares the Seller is acquiring.

(d)	Seller understands that the Buyer is under no obligation to register the restricted Shares under the Securities Act, or to assist the Seller in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.

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(e)	Seller is an “accredited investor” (as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3)), and is (i) experienced in making investments of the kind represented by the Shares, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Buyer or any of its affiliates), to protect its own interests in connection with the acquisition of the Shares and (iii) able to afford the entire loss of its investment in the Shares. Seller has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Buyer and the Shares.

(f)	Seller understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of its entire investment.

(g)	Seller has received all documents, records, books and other information pertaining to its investment that has been requested by the Seller with respect to the Buyer and its business, including without limitation, its financial condition and control persons.

(h)	The Shares are “restricted” (as that term is defined in Rule 144 promulgated under the Securities Act), and the certificate representing the Shares shall be endorsed with one or more of the following restrictive legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS TRANSFERRED PURSUANT TO ANY VALID EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT.”

Section 4.14 Full Disclosure. The Transaction Documents delivered by Seller to Buyer in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

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ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

Section 5.1 Accuracy of Representations. Each of the representations and warranties made by Seller in this Agreement and in each of the other Transaction Documents delivered to Buyer in connection with the transactions contemplated by this Agreement shall have been accurate in all respects on the date of execution of this Agreement and on the Closing Date.

Section 5.2 Performance of Covenants. Each covenant or obligation that Seller is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

Section 5.3 Consents. All necessary Consents required to be obtained in connection with the transactions contemplated by this Agreement, including, but not limited to the Seller’s Consents, shall have been obtained (and copies thereof shall have been provided to Buyer) and shall be in full force and effect.

Section 5.4 Agreements and Documents. Buyer shall have received a certificate executed by Seller containing the representation and warranty of Seller that each of the representations and warranties set forth in Article IV is accurate in all respects as of the Closing Date and that the conditions set forth in Article V have been duly satisfied.

Section 5.5 Officers Certificate. Buyer shall have received (i) a copy of Seller’s Articles of Incorporation, (ii) a copy of the Bylaws of Seller, and (iii) a copy of the resolutions of the Board of Directors and shareholders of the Seller, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby, each certified by an officer of Seller.

Section 5.6 No Legal Proceedings. No Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

Section 6.1 Accuracy of Representations. Each of the representations and warranties made by Buyer in this Agreement and in each of the other Transaction Documents delivered to Seller in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the Closing Date.

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Section 6.2 Performance of Covenants. All of the covenants and obligations that Buyer are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

Section 6.3 Consents, Waivers, Releases. All Consents required to be obtained by the Buyer in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

Section 6.4 Agreements and Documents. Seller shall have received a certificate executed by Buyer and containing the representation and warranty that each of the representations and warranties set forth in Articles III are accurate in all material respects as of the Closing Date and that the conditions set forth in Article VI have been duly satisfied.

Section 6.5 Officers Certificate. Seller shall have received (i) a certified copy of Buyer's Articles of Incorporation and all amendments thereto, (ii) a copy of Buyer’ Bylaws, and (iii) a copy of the resolutions of the Board of Directors of Buyer, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby, each certified by an officer of each of the Buyer.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS

AND WARRANTIES; INDEMNIFICATION

Section 7.1 Survival. The right to bring claims or assert causes of action for breach of any covenants, agreements, representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive for a period of two years following the Closing Date, provided, however, that (i) the covenants and agreements which by their terms do not contemplate performance after the Closing shall terminate as of the Closing; and (ii) the covenants and agreements which by their terms contemplate performance after the Closing shall survive until the date specified in this Agreement or the Transaction Documents as the termination date for such covenants and agreements, or if no such date is specified, then such covenants and agreements shall survive until the expiration of any statute of limitations.

Section 7.2 Seller’s Agreement to Indemnify. Subject to the terms, conditions and limitations of this Agreement, the Seller agrees to indemnify, defend and hold harmless Buyer, its officers, employees, directors and agents (collectively, the “Buyer Indemnitees”) from and against all Damages (as defined below) to which Buyer becomes subject as a result of, arising out of, or based on any of the following:

(a)	a breach of any representation or warranty made by the Seller pursuant to this Agreement in Article IV;

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(b)	a breach of any covenant contained in or made by the Seller pursuant to this Agreement;

(c)	any liabilities or obligations arising directly or indirectly with respect to the Assets, including without limitation any Encumbrances on the Assets and any Taxes owed directly or indirectly with respect to the Assets for any period prior to the Closing Date; and

(d)	any claim or liability for brokerage commissions or finder’s fees incurred by reason of any action taken by Seller or any of its affiliates.

“Damages” shall mean all demands, claims, actions or causes of action, assessments, judgments, fines, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, punitive and exemplary damages, costs of investigation, clean-up and remediation and attorneys’ fees and reasonable expenses.

Section 7.3 Buyer’s Agreement to Indemnify. Subject to the terms, conditions and limitations of this Agreement, Buyer agree to indemnify, defend and hold harmless Seller, its officers, employees, managers, and agents (collectively, the “Seller Indemnitees”), from and against all Damages to which Seller becomes subject as a result of, arising out of, or based in any of the following:

(a)	a breach of any representation or warranty made by Buyer pursuant to this Agreement in Article III;

(b)	a breach of any covenant contained in or made by Buyer pursuant to this Agreement; and

(c)	any claim or liability for brokerage commissions or finder’s fees incurred by reason of any action taken by Buyer.

Section 7.4 Procedures for Resolution and Payment of Claims for Indemnification.

(a)	If a party entitled to be indemnified under this Article (the “Indemnitee”) shall incur any Damages or determines that it is likely to incur any Damages, and believes that it is entitled to be indemnified against such Damages by the other party hereunder (the “Indemnitor”), such Indemnitee shall give prompt notice to the Indemnitor of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder and will give the Indemnitor such information with respect thereto as the Indemnitor may reasonably request (“Indemnitee’s Certificate”), but failure to give such notice shall relieve the Indemnitor of any liability hereunder only to the extent that the Indemnitor has suffered actual prejudice thereby.

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(b)	In case the Indemnitor shall object to the indemnification of an Indemnitee in respect of any claim or claims specified in any Indemnitee’s Certificate, the Indemnitor shall within thirty (30) days after receipt by the Indemnitor of such Indemnitee’s Certificate deliver to the Indemnitee a written notice to such effect and the Indemnitor and the Indemnitee shall, within the thirty (30) day period beginning on the date of receipt by the Indemnitee of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnitor shall have so objected. If the Indemnitee and the Indemnitor shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnitee and the Indemnitor shall promptly prepare and sign a memorandum setting forth such agreement. In the event the Indemnitee and the Indemnitor do not succeed in reaching agreement on their respective rights with respect to any such claims (“Disputed Claims”), the Disputed Claims will be resolved in accordance with Section 10.8(b) herein.

(c)	Claims for Damages specified in any Indemnitee’s Certificate to which an Indemnitor shall not object in writing and claims for Damages resolved in accordance with Section 7.4(b) and Section 10.8(b) are hereinafter referred to, collectively, as “Agreed Claims.”

(d)	Promptly after the assertion by any third party of any claim against any Indemnitee that, in the reasonable judgment of such Indemnitee, will result in the incurrence by such Indemnitee of Damages for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall deliver to the Indemnitor a written notice describing in reasonable detail such claim and such Indemnitor may, at its option, assume the defense of the Indemnitee against such claim (including the employment of counsel, who shall be reasonably satisfactory to such Indemnitee, and the payment of expenses). Failure to receive notice from Indemnitee shall not amend any rights, obligations or limitations set forth in this Article. Any Indemnitee shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the Indemnitor shall not be responsible for the fees and expenses of such counsel unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized by the Indemnitor, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnitee and Indemnitor and such Indemnitee shall have furnished Indemnitor an opinion of counsel to the effect that there may be one or more legal defenses available to Indemnitee which are different from or additional to those available to Indemnitor, in which event Indemnitor shall only be responsible for the fees and expenses of one separate firm of attorneys for all Indemnitees. If the Indemnitor, within a reasonable time after notice of any such third party claim, fails in good faith to defend the Indemnitee against such claim, the Indemnitee shall have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnitor, subject always to the right of the Indemnitor to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof. No Indemnitor shall be liable to indemnify any Indemnitee for any settlement or compromise of any such action or claim effected without the consent of the Indemnitor which shall not be unreasonably withheld or delayed; but if settled with the written consent of the Indemnitor, or if there be a final judgment for the plaintiff or claimant in any such action, the Indemnitor shall indemnify and hold harmless each Indemnitee from and against any loss or liability by reason of such settlement or judgment (but only to the extent provided in this Article).

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Section 7.5 Payment of Agreed Claims. Upon the occurrence of any event or existence of any condition which result in a claim for indemnification under this Article, such party shall initiate a claim under Section 7.4 of this Agreement.

ARTICLE VIII

COVENANTS OF THE SELLER

Section 8.1 Covenants. The Seller agrees that from the date of this Agreement until the Closing Date, the Seller will not take any action which would render any of the representations or warranties contained in this Agreement to be false or inaccurate.

Section 8.2 Cooperation Post Closing. If requested by Buyer, Seller will cooperate upon and after the Closing Date in effecting the orderly transfer of the Assets to Buyer. Without limiting the generality of the foregoing, Seller, at the request of Buyer and without additional consideration, will execute and deliver from time to time such further instruments of assignment, conveyance and transfer, will sign any documents necessary or useful to ensure that all of the right, title and interest in and to the Assets vests in Buyer, and will take such other actions as may reasonably be required to convey and deliver to Buyer more effective title to the Assets, or to confirm and perfect Buyer's title thereto, as contemplated by this Agreement.

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ARTICLE IX

TERMINATION

Section 9.1 Termination of Agreement. This Agreement may be terminated:

(a)	prior to the Closing by mutual agreement of the parties; or

(b)	prior to the Closing by Buyer if any of the conditions provided for in Article V of this Agreement have not been met at the Closing and have not been waived in writing by Buyer prior to such date; or

(c)	prior to the Closing by Seller if any of the conditions provided for in Article VI of this Agreement have not been met at the Closing and have not been waived in writing by Seller prior to such date.

Section 9.2 Termination Procedure; Effect of Termination.

(a)	In the event of termination by Seller or Buyer, or by the mutual agreement of Seller and Buyer, pursuant to Section 9.1 of this Agreement, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action or liability by either party or parties to the other (except for liability of any party for the willful breach of this Agreement).

(b)	If the transactions contemplated by this Agreement are terminated as provided herein, Seller and Buyer shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same; and such termination shall not in any way limit or restrict the rights and remedies of any party hereto against any other party which has breached any of the agreements or other provisions of this Agreement prior to termination of this Agreement.

(c)	In the event this Agreement is terminated, each party will keep confidential any information (unless such information is public information or is otherwise required by law to be disclosed) obtained from the other party in connection with the transactions contemplated hereby and will not use, develop or disclose any such information in any manner whatsoever based on information provided by the other for a period of two (2) years.

ARTICLE X

MISCELLANEOUS

Section 10.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at, or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

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Section 10.2 Fees and Expenses. All fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by any party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other party's business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the transactions contemplated hereby shall be paid: (i) by Buyer, if incurred by Buyer; and (ii) by Seller, if incurred by Seller.

Section 10.3 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

Section 10.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

if to Buyer:	PureBase Corporation
8625 State Hwy. 124
Ione, CA 95640
Attn: A. Scott Dockter, Chief Executive Officer

With a copy to (which shall not constitute notice):

The Crone Law Group P.C.
500 Fifth Avenue
Suite 938
New York, NY 10110
Attn: Eric Mendelson, Esq.

if to Seller:	Quove Corporation
3860 So. Jason Street
Englewood, Co. 80110
Attn: Mark A. Bogani, President

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With a copy to (which shall not constitute notice):

Hart & Hart, LLC
1624 Washington Street
Denver, CO. 80203
Attn: Bill Hart

Section 10.5 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

Section 10.6 Headings. The Section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

Section 10.7 Counterparts. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto and thereto, to the extent signed and delivered by means of email or other electronic transmission, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Section 10.8 Governing Law; Arbitration.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Nevada (without giving effect to principles of conflicts of laws).

(b) Buyer, on the one hand, and Seller, on the other, shall promptly submit any dispute, claim or controversy arising out of or relating to this Agreement and the other Transaction Documents (including, without limitation, with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or such Transaction Document) or any alleged breach (including any action in tort, contract, equity or otherwise) to binding arbitration before one arbitrator. The parties agree that, except as otherwise provided herein respecting temporary or preliminary injunctive relief, binding arbitration shall be the sole means of resolving any dispute, claim or controversy arising out of or relating to this Agreement or any Transaction Document (including, without limitation, with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or such Transaction Document) or any alleged breach (including any claim in tort, contract, equity or otherwise). Such arbitration shall be conducted by the American Arbitration Association under the Arbitration Rules then in effect, and shall take place in Las Vegas, Nevada.

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Section 10.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by either party, other than the Buyer which can assign this Agreement and all its rights hereunder to a wholly owned subsidiary.

Section 10.10 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

Section 10.11 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 10.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

Section 10.13 Entire Agreement. This Agreement and the attached Exhibits and Schedules set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

[Remainder of Page Intentionally Left Blank; Signatures to Follow]

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The parties hereto have caused this Asset Purchase Agreement to be executed and delivered as of the date first above written.

SELLER:

QUOVE CORPORATION

By:	/s/ Mark A. Bogani
Name:	Mark A. Bogani
Title:	President

BUYER:

PUREBASE CORPORATION

By:	/s/ A. Scott Dockter
Name:	A. Scott Dockter
Title:	Chief Executive Officer

EXHIBIT A

BILL OF SALE AND ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS THAT, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, QUOVE CORPORATION, a Colorado corporation ("Seller"), does hereby sell, assign, convey, transfer and delivery to PUREBASE CORPORATION, a Nevada corporation ("Buyer"), all of Seller's rights, title and interest in and to the Assets. Capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the Asset Purchase Agreement dated April __, 2020 (the “Asset Purchase Agreement”) by and between Seller and Buyer.

Seller hereby warrants to Buyer, its successors and assigns, that Seller is the rightful owner of the Assets conveyed; that Seller is conveying to Buyer good and merchantable title to the Assets conveyed, free and clear of all liabilities, obligations, claims, and Encumbrances of any kind or nature; and that Seller (and Seller's successors and assigns) will warrant and defend this sale against the claims and demands of all persons whomsoever.

Seller hereby covenants and agrees that it will, at the request of Buyer and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may be reasonably necessary to vest in Buyer, its successors and assigns, good and merchantable title to the Assets conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature and to put Buyer in control and possession thereof.

Seller does hereby irrevocably constitute Buyer, its successors and assigns, as Seller's true and lawful attorney-in-fact, with full power of substitution, in Seller's or Buyer's name, to claim, demand, collect and receive the Assets conveyed.

This instrument is being delivered in connection with the Asset Purchase Agreement and is subject to, and is entitled to the benefits in respect of, said agreement.

This instrument shall be binding upon Seller and its successors and assigns and shall inure to the benefit of Buyer and its successors and assigns.

Dated this ___ day of _______, 2020.

QUOVE CORPORATION

By:
Name:	Mark A. Bogani
Title:	President